Exhibit 99.1
Penn Virginia Operational Update
--- Third Quarter 2020 Earnings Conference Call Scheduled for November 6 ---

HOUSTON, October 27, 2020 (GLOBE NEWSWIRE) -- Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced an operational update and timing of its third quarter 2020 earnings release and conference call.
Operational and Financial Update
•Estimated sales for the third quarter of 2020 of 18,383 barrels of oil per day, which is above the mid-point of the guidance range;
•Realized oil price for the third quarter of 2020 of approximately $48.28 per barrel including hedge settlements;
•Estimated capital expenditures for the third quarter of 2020 of $8.0 million, which is below the guidance range;
•Generated free cash flow (“FCF”)(1) for the third quarter of 2020, which allowed the Company to lower debt by approximately $35 million from the second quarter of 2020 (net debt(2) by $34 million after adjusting for cash and cash equivalents);
•Materially increased oil hedge positions in response to increased operational activity (see appendix);
•Completed five drilled but uncompleted (“DUC”) wells in the third quarter of 2020; and
•Restarted the drilling program with one rig in October 2020.
Darrin Henke, President and Chief Executive Officer of Penn Virginia commented, "We are incredibly proud of our operational and financial results for the quarter. Penn Virginia was free cash flow positive for the third quarter with our strong production profile and high realized pricing after considering realized hedge gains. This accomplishment marks the fourth consecutive quarter, which encompasses both higher and lower commodity price environments, that Penn Virginia has generated free cash flow.“

Mr. Henke continued, “Given our high-quality inventory and the current low service cost environment, we believed it was the appropriate time to restart our drilling program. We will monitor the commodity price environment to determine when to start the completion activity for the new wells. Given the uncertainty on completion timing, we currently do not forecast a material contribution to production until early next year. The Company will continue to remain focused on capital discipline, preservation of our strong balance sheet, and cash on cash returns.”
Third Quarter 2020 Earnings Release and Conference Call
Penn Virginia will release its third quarter 2020 results after the market closes on Thursday, November 5, 2020. A conference call and webcast discussing third quarter 2020 financial and operational results is scheduled for Friday, November 6, 2020 at 10:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes before the scheduled start time to download supporting materials and install audio software, as necessary. The webcast can also be accessed at https://services.choruscall.com/links/pvc201106.html.

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from November 6, 2020 through November 13, 2020 by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10149126.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.
Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future financial or operating performance and other statements that are not historical facts are forward-looking statements, and such statements include, words such as “estimated,” “will,” “anticipate,”

Exhibit 99.1
“outlook,” “expects,” “intends,” “plans,” “believes,” “future,” “potential,”, “forecast”, “may,” “possible,” “should,” “would,” “could,” “allow” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the results and costs of our drilling program; the timing, results and costs of completion activity; our ability to realize the desired benefits of hedges and predict commodity price changes; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; any further decline in, sustained depression in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to comply with our credit agreement and maintain or increase our borrowing base; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; actions by third parties, including suppliers and customers; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other risks set forth in our filings with the SEC. Strip pricing is a forecast that speaks only as of the date published and is not necessarily indicative of actual or realized prices, which may be materially different. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. The unprecedented nature of the current pandemic and economic downturn makes it more difficult for management to determine risks and the magnitude of the impact of risks known or unknown to management. The estimated results of the completed third quarter of 2020 are preliminary and subject to change until the financial statements are published in our Form 10-Q filed with the SEC. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Footnote
1)Free cash flow is a non-GAAP financial measure that is defined at the end of this release.
2)Net debt is a non-GAAP financial measure that is defined and reconciled to Principle Amount of Long-Term Debt, the most directly comparable GAAP measure at the end of this release.

Exhibit 99.1
Appendix

Hedge Book
The table below sets forth Penn Virginia’s net commodity hedge positions as of October 23, 2020:

	4Q’20	1Q’21	2Q’21	3Q’21	4Q’21
WTI Swaps (BO/d)	11,261	3,333	3,297	815	815
WTI Average Fixed Price ($/Bbl)	$55.92	$55.89	$55.89	$45.54	$45.54

WTI Collars (BO/d)	2,543	8,889	6,593	4,891	4,891
WTI Average Purchased put ($/Bbl)	$46.29	$43.38	$44.50	$40.67	$40.67
WTI Average Sold Call ($/Bbl)	$54.08	$50.93	$53.53	$53.50	$53.50

WTI Purchased Puts (BO/d)	1,087
WTI Average Purchased Put ($/Bbl)	$40.50

WTI Purchased Puts (BO/d)	1,630
WTI Average Purchased Put ($/Bbl)	$40.00

WTI Sold Puts (BO/d)	3,783	11,667	11,538	5,707	5,707
WTI Average Sold Put ($/Bbl)	$43.55	$36.93	$36.93	$35.14	$35.14

MEH-WTI Basis Swaps (BO/d)	7,435
MEH-WTI Average Fixed Basis Price ($/Bbl)	$1.20

WTI CMA Roll Basis Swaps (BO/d)	2,174
WTI CMA Roll Average Fixed Price ($/Bbl)	$(0.42)

HH Collars (MMBtu/d)	12,804	10,000	9,890	9,783	9,783
HH Average Purchased Put ($/MMBtu)	$2.000	$2.607	$2.607	$2.607	$2.607
HH Average Sold Call ($/MMbtu)	$2.207	$3.117	$3.117	$3.117	$3.117

HH Sold Puts (MMBtu/d)		6,667	6,593	6,522	6,522
HH Average Sold Put ($/MMBtu)		$2.000	$2.000	$2.000	$2.000

	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	2Q’23
WTI Collars (BO/d)	417	412	408	408	417	412
WTI Average Purchased put ($/Bbl)	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
WTI Average Sold Call ($/Bbl)	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00

Exhibit 99.1
Definition and Explanation of Free Cash Flow
Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less acquisition capital plus asset divestiture proceeds plus sales and use tax refunds less oil and gas capital expenditures. Discretionary Cash Flow is defined as Net Cash Provided by Operating Activities (GAAP) less changes in working capital (current assets and liabilities). We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Our definition of Free Cash Flow may differ from the definition used by other companies. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

Net Debt
Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company's actual indebtedness.

	September 20, 2020	June 30, 2020
	(in thousands)	(in thousands)
Credit Facility	$324,000	$359,400
Second lien term loan, excluding unamortized discount and issue costs	200,000	200,000
Cash and cash equivalents	(20,516)	(21,945)
Net Debt	$503,484	$537,455

Contact

Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com